SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 22, 2003

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Commission file number: 0-10140

CVB Financial Corp.
Incorporated pursuant to the Laws of California

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Internal Revenue Service – Employer Identification No. 95-3629339

701 North Haven Avenue, Ontario, California 91764
(909) 980-4030

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Item 5.  Other Events and Regulation FD Disclosure

                  On December 17, 2003, the Board of Directors of the Company declared a 10% stock dividend to shareholders of record as of January 2, 2004.  In addition the Company will pay a cash dividend of $.12 per share to shareholders of record as of January 5, 2004.  (See Exhibit 99.1)

                  The Company also announced the issuance of $80 million in trust preferred securities.  This was completed through its participation in two pooled trust preferred stock offerings.  This trust preferred stock offering was issued through two wholly-owned trust subsidiaries.  The issue consisted of capital securities with a maturity date of 30 years from issuance.  Of the aggregate $80 million, $40 million of the long-term capital securities bear an initial fixed interest rate of 6.51% for the first five years of issuance.
Following the first five-year period, they will bear interest at a floating rate based on the 3-month LIBOR plus 2.85%.  The remaining $40 million of the long-term capital securities bear an initial fixed interest rate of 6.46% for the first five years of issuance.
Thereafter, they will bear interest at a floating rate based on the 3-month LIBOR plus 2.85%.  The proceeds will be used to support the continued growth of the Company.  (See Exhibit 99.2)

                                                              SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                             CVB Financial Corp.

Date: December 22, 2003                                                      By: /s/ Edward J. Biebrich, Jr.
                                                                             --------------------------------------------
                                                                             Edward J. Biebrich, Jr.
                                                                             Executive Vice President and Chief Financial
                                                                             and Accounting Officer

                                                             Exhibit Index
99.1 Press Release, dated December 18, 2003
99.2 Press Release, dated December 19, 2003